Household Consumer Loan Trust, 1996-1
Series 1996-1 Owner Trust Calculations
Due Period Ending	Feb 28, 2002
Payment Date	Mar 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.847500%
Accrual end date, accrual beginning date and days in Interest Period	Mar 15, 2002 Feb 15, 2002 28
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	73,353,491	49,393,298	4,939,330	13,437,590
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.22%	0.60%	1.00%
Rate (capped at 13%, 15%, 16%)	2.067500%	2.447500%	2.847500%
Interest/Yield Payable on the Principal Balance	117,956	94,026	10,939
Interest on previously unpaid interest/yield	0	0	0
Interest/Yield Due	117,956	94,026	10,939
Interest/Yield Paid	117,956	94,026	10,939

Summary

Beginning Security Balance	73,353,491	49,393,298	4,939,330	13,437,590
Beginning Adjusted Balance	73,353,491	49,393,298	4,939,330
Principal Paid	6,645,229	393,298	39,330	137,590
Ending Security Balance	66,708,262	49,000,000	4,900,000	13,329,401
Ending Adjusted Balance	66,708,262	49,000,000	4,900,000
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	69,647,585	46,878,182	2,566,000
Minimum Adjusted Balance		49,000,000	4,900,000	13,300,000
Certificate Minimum Balance			4,058,847
Ending OC Amount as Holdback Amount				13,329,401
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.1847689	$0.6901235	$0.4297421
Principal Paid per $1000	$10.4091937	$2.8867068	$1.5450514